Exhibit 10.2

COLLATERAL NOTE

Date: December 16, 2014

FOR VALUE RECEIVED, 1816191 ONTARIO LTD., an Ontario registered corporation (the “Company”) and a wholly owned subsidiary of JAINTHEELAL MEDICINE PROFESSIONAL CORPORATION, an Ontario corporation (the the "Purchaser"), hereby promises to pay to the order of GREENESTONE HEALTHCARE CORPORATION, or any subsequent holder of this Note (the "Payee"), at 5734 Yonge Street, Suite 300, Toronto, Ontario M2M 4E7 or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of CDN$895,495.60.00. Such principal may be reduced by an amount equal to $277,500.00 by submitting for cancellation 2,408,268 shares of the common stock of the Payee for cancellation.

1. PAYMENTS.

(a) The unpaid principal amount of this Note may be repaid in whole or in part at any time prior to the end of the term of the Note.

(b) Interest on the unpaid principal balance of this Note at the rate of FIVE percent (5%) per annum shall accrue from the date hereof and will be payable to the Payee on or before the maturity of the Note.

2. RANKING OF NOTE AND SECURITY.

This Note shall constitute Senior Securities of the Company and senior to any other indebtedness for money borrowed by the Company which, by its terms shall be made expressly subject and subordinated to this Note. This Note shall be secured against all of the assets form the Company and the Purchaser shall pledge the shares of the Company back to the holder of the Note as further security for repayment of the Note.

3. PREPAYMENT OF NOTE.

The note shall come due June 30, 2015 and shall bear a five (5%) interest rate. The Company shall the right to prepay this Note at any time prior to the maturity of the Note.

4. EVENTS OF DEFAULT.

The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

(a) If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the holder of this Note in accordance with the notice provisions herein; or

(b) If any representation or warranty made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(c) If the Company or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 5(f), the term Significant Subsidiary shall mean and include any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

(d) If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

(e) If the Company or the Purchaser sell, transfer, assign or in any way transfer ownership of the assets of the Company or the shares of the Company prior to the repayment of this Note or conditional upon the repayment of the Note.

6. REMEDIES ON DEFAULT.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the holder. Unless waived by the written consent of the holder, such holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the holder of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

7. NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopy or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telescoped as follows or to such other address or telecopy number of which notice has been given pursuant hereto:

If to the Company:

1816191 Ontario Limited

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

Fax 416 222 1932

If to the Payee:

Greenestone Healthcare Corporation

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

Fax 416 222 1932

8. GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario.

9. GUARANTEE AND GUARANTOR.

The Guarantor of this Note shall be Jaintheelal Parekh in his personal capacity and shall guarantee all of the obligations of the Purchaser. The Guarantor shall take the position of the Purchaser in any event of Default described herein or at anytime the Note becomes due and payable and has not been paid by the Company.

10. SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the holder hereof and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the holder hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

1816191 Ontario Ltd.

By: Jaintheelal Parkeh

/s/Jaintheelal Parekh

President

Greenestone Healthcare Corporation

By: Shawn E. Leon

/s/Shawn Leon

President

/s/ Jaintheelal Parekh	/s/ Kevin Dales
Jaintheelal Parekh	Witness